Exhibit 99.1

Control4 Reports Financial Results for Second Quarter 2014

Control4 Announces Second Quarter 2014 Earnings

Operational Execution Combined with Strong EPS

SALT LAKE CITY —  July 31, 2014 — Control4 Corporation (NASDAQ: CTRL), a leading provider of automation and control solutions for the connected home, today announced financial results for its second quarter ended June 30, 2014.

Revenue for the second quarter of 2014 was $36.7 million, compared with revenue of $32.5 million for the second quarter of 2013, representing 13% year-over-year growth.  Revenue for the first half of 2014 was $68.5 million, representing a 16% increase from $59.1 million for the first half of 2013.

Net income for the second quarter of 2014 was $2.0 million, or $0.08 per diluted share, compared with a net income of $1.0 million, or $0.05 per diluted share, in the second quarter of 2013. Net income for the first half of 2014 was $1.5 million, or $0.06 per diluted share, compared with a net loss of $0.5 million, or $0.20 per diluted share, in the first half of 2013.

Control4 recorded non-GAAP net income of $3.5 million, or $0.13 per diluted share, in the second quarter of 2014, compared with a non-GAAP net income of $2.7 million, or $0.13 per diluted share, in the second quarter of 2013.  Non-GAAP net income for the first half of 2014 was $4.2 million, or $0.16 per diluted share, compared to $2.0 million, or $0.10 per diluted share, in the first half of last year.  A reconciliation of GAAP to non-GAAP financial information is contained in the attached tables.

“We continue to drive operational execution and investment while also improving efficiency demonstrated by strong EPS growth,” said Martin Plaehn, chairman and chief executive officer of Control4.  “We are seeing significant and encouraging market reception to our wireless and panelized lighting solutions and software in North America and the U.K.  In parallel, we continue to advance our product development efforts and expect to be introducing exciting new software in the coming quarter.”

Commenting on the company’s financial results for the second quarter, Dan Strong, chief financial officer of Control4, added:  “We have made steady progress towards our target operating model which is evident by our non-GAAP operating margin percentage of 9.5% in the second quarter of 2014 and the increase in the operating margin from 3.8% in the first half of 2013 to 6.1% in the first half of this year.  Our balance sheet remains very strong and we ended the quarter with cash, cash equivalents, and net investments of $87.8 million.”

For the third quarter of 2014, the company expects revenue to be between $38.0 million and $40.0 million, and expects non-GAAP net income to be between $3.0 million and $4.2 million, or between $0.12 and $0.16 per diluted share.  For the full year 2014, the company expects revenue to be between $148.0 million and $152.0 million.

Conference Call

Control4 Corporation (NASDAQ: CTRL) will host an investor conference call and webcast the event beginning at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time) on July 31, 2014.  To access the conference call, dial 719-325-2281 or 888-428-9473 (toll free) and enter passcode 9906101. The webcast and replay will be accessible on Control4’s investor relations website at http://investor.control4.com/.  A replay of the conference call will be available within two hours of the conclusion of the conference through August 15, 2014.  To access the replay, please dial 719-457-0820 or 888-203-1112 and enter passcode 9906101.

About Control4 Corporation (NASDAQ: CTRL):

Control4 is a leading provider of automation systems for homes and businesses, offering personalized control of lighting, music, video, temperature, security, communications and similar functionalities into a unified home automation solution that enhances the daily lives of its customers. Control4 unlocks the potential of connected devices, making entertainment systems easier to use, homes more comfortable and energy efficient, and families more secure. More than 75% of Control4’s consumers have integrated two or more functionalities with Control4’s solution, which is available through more than 3,100 custom integrators, retail outlets, and distributors in over 80 countries. By delivering insightfully simple control solutions that enhance the lives of individuals and families, Control4 is the automation platform of choice for consumers, major consumer electronics companies, hotels and businesses around the world.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s financial outlook and expected new product releases. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are made as of the date they were first issued and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4’s risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Control4’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as well as other documents that may be filed by the Company from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability of Control4 to remain competitive and maintain its position in the market; Control4’s ability to increase market awareness of its solution and brand; the ability of dealers and distributors to sell Control4 solutions; quarterly and annual operating results may fluctuate more than expected; the ability of Control4 to develop new solutions and develop and expand its network of dealers and distributors; the ability of Control4 to realize the intended benefits of its strategic relationships; the compatibility of Control4 solutions with third-party products and applications; the ability of Control4 to adapt to technological changes; the market for Control4’s solutions may develop more slowly than expected; the risk of losing key employees; increased demands on employees and costs associated with operating as a public company; general political or destabilizing events, including war, conflict, or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Control4 undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Control4’s stated results include certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross margin percentage, non-GAAP income from operations, non-GAAP operating income percentage, non-GAAP net income, and non-GAAP net income per diluted share. Non-GAAP gross margin, non-GAAP gross margin percentage, non-GAAP income from operations, non-GAAP operating income percentage, non-GAAP net income, and non-GAAP net income per diluted share exclude non-cash expenses related to stock-based compensation as well as gains or losses on inventory purchase commitments. The company further excludes expenses related to litigation settlements from non-GAAP income from operations and non-GAAP net income as well as expenses related to stock warrants from non-GAAP net income. Management believes that it is useful to exclude stock-based compensation expense because the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Management also believes that it is useful to exclude gains or losses on certain inventory purchase commitments because it is income or expense that arose from our commitment to purchase energy-related products from a contract manufacturing partner that will not be used going forward due to the decision to discontinue our energy product line for utility customers. The Company has not recognized that type of income or expense in periods prior to 2012, and management believes that past and future periods are more comparable if that income or expense is excluded. Furthermore, the Company believes it is useful to exclude expenses related to litigation settlements and stock warrants because of the variable and unpredictable nature of these expenses, which are not indicative of past or future operating performance. Management believes that past and future periods are more comparable if those expenses are excluded. Control4 believes these adjustments provide useful comparative information to investors. Control4 considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Control4’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	June 30,
	2013	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$84,546	$18,413
Short-term investments	—	47,573
Accounts receivable, net	15,064	16,692
Inventories	15,312	15,990
Prepaid expenses and other current assets	1,773	2,187
Total current assets	116,695	100,855
Property and equipment, net	3,943	3,941
Long-term investments	—	22,543
Intangible assets, net	928	732
Other assets	1,120	1,288
Total assets	$122,686	$129,359
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,314	$12,517
Accrued liabilities	6,821	6,399
Deferred revenue	644	729
Current portion of notes payable	1,138	1,089
Total current liabilities	21,917	20,734
Notes payable	1,828	1,322
Other long-term liabilities	467	434
Total liabilities	24,212	22,490
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 22,785,104 and 23,790,827 shares issued and outstanding at December 31, 2013 and June 30, 2014 (unaudited), respectively	2	2
Additional paid-in capital	200,545	207,450
Accumulated deficit	(102,084)	(100,612)
Accumulated other comprehensive income	11	29
Total stockholders’ equity	98,474	106,869
Total liabilities and stockholders’ equity	$122,686	$129,359

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
	(unaudited)		(unaudited)

Revenue	$32,543	$36,661	$59,114	$68,516
Cost of revenue	15,987	17,694	29,537	33,313
Cost of revenue — inventory purchase commitment	(180)	—	(180)	—
Gross margin	16,736	18,967	29,757	35,203
Operating expenses:
Research and development	6,195	7,097	12,261	13,872
Sales and marketing	5,396	6,364	11,001	12,665
General and administrative	2,948	3,440	5,776	7,128
Litigation settlement	240	35	240	35
Total operating expenses	14,779	16,936	29,278	33,700
Income from operations	1,957	2,031	479	1,503
Other income (expense):
Interest, net	(132)	20	(207)	1
Other income (expense), net	(767)	63	(741)	71
Total other income (expense)	(899)	83	(948)	72
Income (loss) before income taxes	1,058	2,114	(469)	1,575
Income tax expense	(85)	(103)	(29)	(103)
Net income (loss)	$973	$2,011	$(498)	$1,472
Net income (loss) per common share:
Basic	$0.39	$0.08	$(0.20)	$0.06
Diluted	$0.05	$0.08	$(0.20)	$0.06
Weighted-average number of shares:
Basic	2,511	23,715	2,507	23,417
Diluted	20,358	25,671	2,507	25,709

Stock-based compensation expense included in the consolidated statements of operations data:
Cost of revenue	$15	$28	$31	$48
Research and development	319	642	555	1,120
Sales and marketing	172	292	356	514
General and administrative	364	446	766	973
Total stock-based compensation expense	$870	$1,408	$1,708	$2,655

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2013	2014
	(unaudited)

Operating activities
Net income (loss)	$(498)	$1,472
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	1,084	1,245
Amortization of intangible assets	135	196
Provision for doubtful accounts	101	163
Gain on inventory purchase commitment	(180)	—
Stock-based compensation	1,708	2,655
Excess tax benefit from exercise of options for common stock	—	(9)
Warrant liability expense	737	—
Changes in assets and liabilities:
Accounts receivable	(2,494)	(1,734)
Inventories	(251)	(597)
Prepaid expenses and other current assets	208	(403)
Other assets	(2,035)	(168)
Accounts payable	1,288	(932)
Accrued liabilities	(394)	(431)
Deferred revenue	147	85
Other long-term liabilities	1,119	(33)
Net cash provided by operating activities	675	1,509
Investing activities
Purchases of available-for-sale investments	—	(73,259)
Proceeds from sales of available-for-sale investments	—	1,043
Proceeds from maturities of available-for-sale investments	—	2,100
Purchases of property and equipment	(1,972)	(1,230)
Business acquisition	(88)	—
Net cash used in investing activities	(2,060)	(71,346)
Financing activities
Proceeds from exercise of options for common stock	149	4,241
Excess tax benefit from exercise of options for common stock	—	9
Proceeds from notes payable	1,145	—
Repayment of notes payable	(514)	(555)
Net cash provided by financing activities	780	3,695
Effect of exchange rate changes on cash and cash equivalents	(25)	9
Net decrease in cash and cash equivalents	(630)	(66,133)
Cash and cash equivalents at beginning of period	18,695	84,546
Cash and cash equivalents at end of period	$18,065	$18,413
Supplemental disclosure of cash flow information
Cash paid for interest	$167	$78
Cash paid for taxes	61	100
Supplemental schedule of non-cash investing and financing activities
Options for common stock granted in connection with a business acquisition	174	—

CONTROL4 CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014
	(in thousands, except percentages and per share data)
Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	$16,736	$18,967	$29,757	$35,203
Stock-based compensation expense in cost of revenue	15	28	31	48
Cost of revenue — inventory purchase commitment	(180)	—	(180)	—
Non-GAAP gross margin	$16,571	$18,995	$29,608	$35,251
Revenue	$32,543	$36,661	$59,114	$68,516
Gross margin percentage	51.4%	51.7%	50.3%	51.4%
Non-GAAP gross margin percentage	50.9%	51.8%	50.1%	51.4%

Reconciliation of Income from Operations to Non-GAAP Income from Operations:
Income from operations	$1,957	$2,031	$479	$1,503
Stock-based compensation expense	870	1,408	1,708	2,655
Cost of revenue — inventory purchase commitment	(180)	—	(180)	—
Litigation settlements	240	35	240	35
Non-GAAP income from operations	$2,887	$3,474	$2,247	$4,193
Revenue	$32,543	$36,661	$59,114	$68,516
Operating margin percentage	6.0%	5.5%	0.8%	2.2%
Non-GAAP operating margin percentage	8.9%	9.5%	3.8%	6.1%

Reconciliation of Net Income (Loss) to Non-GAAP Net Income:
Net income (loss)	$973	$2,011	$(498)	$1,472
Stock-based compensation expense	870	1,408	1,708	2,655
Cost of revenue — inventory purchase commitment	(180)	—	(180)	—
Litigation settlements	240	35	240	35
Convertible preferred stock warrants	762	—	737	—
Non-GAAP net income	$2,665	$3,454	$2,007	$4,162
Non-GAAP net income per common share:
Basic	$1.06	$0.15	$0.80	$0.18
Diluted	$0.13	$0.13	$0.10	$0.16
Weighted-average number of shares:
Basic	2,511	23,715	2,507	23,417
Diluted	20,358	25,671	19,966	25,709

CONTACTS:

Investor Relations	Media Relations
Mike Bishop	Brittany Rae Fraser
The Blueshirt Group	ICR, Inc.
Tel: +1 415-217-4968	Tel: +1 646-277-1231
mike@blueshirtgroup.com	brittanyrae.fraser@icrinc.com

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Source: Control4